Exhibit 10.8



                       ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT, effective as of December 23, 2003 (this "Agreement"), is made among Nortel Networks Limited a Canadian corporation, Nortel Networks de Mexico, S.A. de C.V. a Mexican corporation, Nortel Networks UK Limited an English corporation (collectivelly the "Assignor"), Airspan Communications Limited, a subsidiary of Airspan Networks, Inc., a Washington corporation along with their respective subsidiaries and affiliates ("Assignee"), and AXTEL, S.A. de C.V., a Mexican corporation ("Axtel").

                                    RECITALS:

A. On December 23, 2003, Assignee agreed to purchase certain assets and assume certain obligations from Assignor related to Assignor's Fixed Wireless Access ("FWA") business.

B. Assignor (Nortel Networks Limited and Nortel Networks de Mexico, S.A. de C.V.) and Axtel have entered into a "Purchase and License Agreement for FWA Equipment" dated as of March 20, 2003, as modified from time to time, regarding the supply of fixed wireless access equipment and related services from Assignor to Axtel (the "FWA PLA");

C. Assignor (Nortel Networks UK Limited) and Axtel have entered into a "Technical Assistance Support Services Agreement for FWA Equipment" dated as of March 20, 2003, as modified from time to time, regarding the provision of technical assistance support services and other FWA services from Assignor to Axtel (the "FWA TASS");

D. Assignor (Nortel Networks Limited) and Axtel have entered into a "FWA Technology License Agreement" dated as of March 20, 2003, regarding the provision of a contingency license to manufacture FWA products from Assignor to Axtel (the "FWA License Agreement");

E. Assignor (Nortel Networks UK Limited) and Axtel have entered into a "Special Agreement" dated as of September 30, 2003 (the "FWA Special Agreement");

F. Assignor (Nortel Networks Limited and Nortel Networks de Mexico, S.A. de C.V.) and Axtel have entered into an "Amendment Agreement No. 1 to the FWA PLA" dated as of September 15, 2003 (the "First Amendment to the FWA PLA") and a Change Order dated December 5, 2003 the "FWA Change Order");

G. Axtel has issued and delivered to Assignor some purchase orders for products and services (the "Orders") pursuant and under the terms of FWA PLA as modified and the FWA TASS as modified, some of which, as of this date, are pending to be fulfilled by Assignor (collectivelly the "Axtel's FWA Purchase Orders").

H. Assignor wishes to assign, and Assignee wishes to assume, all of the rights and the obligations of Assignor under the following agreements and orders with the exception of the Retained Duties and Rights as mentioned below (collectivelly the "FWA Axtel Agreements & Orders"):



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     (i)  the FWA PLA;
     (ii) the FWA TASS;
     (iii) the FWA License Agreement;
     (iv) the FWA Special Agreement;
     (v)  the Axtel's FWA Purchase Orders;
     (vi) the First Amendment to the FWA PLA; and
     (vii) the FWA Change Order.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and agreements herein contained, the parties hereto agree as follows:

Section 1. Assignment of FWA Axtel Agreements & Orders

Assignor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby sell, assign, transfer, and convey to Assignee all of Assignor's rights, title and interest in and to, and Assignor's obligations, liabilities and duties under or with respect to the FWA Axtel Agreements & Orders except for (i) the rights, obligations, liabilities and duties under the purchase orders listed in Exhibit A of this Agreement, which will remain the obligation or right of Assignor (the "Special Orders"), and (ii) Assignor's rights, title and interest in and to certain monies Assignor has yet to draw down under letters of credit listed on Exhibit B hereto (the "LCs") previously issued by Axtel in connection with certain of Axtel's FWA Purchase Orders that Assignor has already fully or partially fulfilled (the Special Orders and LCs collectively, the "Retained Duties and Rights").

Section 2. Acceptance of Assignment and Assumption of Transferred Agreement

Assignee, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby accepts such sale, assignment, transfer and conveyance of all of Assignor's rights, title and interest in and to the FWA Axtel Agreements & Orders (except for the Retained Duties and Rights), and assumes Assignor's obligations, liabilities and duties under or with respect to the FWA Axtel Agreements & Orders (except for the Retained Duties and Rights), and agrees to pay, perform and/or discharge all of such obligations, liabilities and duties as and when the same become due all in accordance with the terms and conditions of the FWA Axtel Agreements & Orders.


Section 3. Acknowledgement of the Assignment and Assumption

     1. Axtel hereby acknowledges, consents and agrees to (A) the sale, assignment, transfer and conveyance by Assignor to Assignee of all of Assignor's rights, titles and interests in and to the FWA Axtel Agreements & Orders (except for the Retained Duties and Rights), and
          (B) the assumption by Assignee of Assignor's obligations, liabilities and duties under or with respect to the FWA Axtel Agreements & Orders (except for the Retained Duties and Rights).

     2. Axtel further acknowledges and agrees that Assignor has fulfilled all of its obligations with respect to Article 20 of the FWA PLA.

     3. Axtel hereby represents and warrants that each of the FWA Axtel Agreements & Orders are in full force and effect, that no party is currently in default thereunder, and that no


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          modifications have been made to the FWA Axtel Agreements & Orders
          (except as set forth in such FWA Axtel Agreements & Orders).

     4. Assignor hereby represents and warrants that each of the FWA Axtel Agreements & Orders are in full force and effect, that no party is currently in default thereunder, and that no modifications have been made to the FWA Axtel Agreements & Orders (except as set forth in such FWA Axtel Agreements & Orders).


Section 4. Letters of Credit

     1. Axtel accepts that all future Letters of Credit to be issued by Axtel in payment for purchase orders, including that certain Letter of Credit due on January 15, 2004, shall be issued with the Assignee named as the beneficiary.

     2. Axtel and Assignor shall use their commercial best efforts to promptly change the LCs (as defined above) to name Assignee as the beneficiary thereunder after Assignor has completed drawing down the portion of the monies due Assignor under the LCs as provided in Exhibit B of this Agrement.

     3. Axtel agrees to extend Letter of Credit 1958-0012-03, which expired December 31, 2003, for a period sufficient to allow Assignor or Assignee (as applicable) to draw down monies due thereunder, which shall be no sooner than March, 2004.

Section 5. Representations and Warranties.

5.1. Representations by Each Party. Each Party represents and warrants (as to itself only) for the benefit of the other Parties as follows:

(i) It has full legal right, power and authority, without the consent of any other person, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. All corporate and other acts or proceedings required to be taken by it to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly and properly taken.

(ii) This Agreement when executed shall constitute the lawful, valid and legally binding obligations of such Parties, enforceable in accordance with each Party's respective terms.

(iii) Each Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

Section 6. Notices

All notices, consents, waivers, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given: (a) immediately when personally delivered; or (b) when receipt is confirmed, either electronically or otherwise, if sent by facsimile or other electronic transmission device. Notices, demands and communications to Assignor, Assignee and Axtel will be sent to the address indicated


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below or to such other address as any Assignee may designate from time to time in writing to the other Parties in accordance with this provision.

If to Assignor, to:

         Nortel Networks (CALA) Inc.
         1500 Concord Terrace
         Sunrise, Florida 33323-2815,
         Attention: Senior Counsel

         Copy to:

         Nortel Networks de Mexico, S.A. de C.V.
         Insurgentes Sur 1605, Piso 30
         Col. San Jose Insurgentes
         03900 Mexico, D.F.
         Attn.: President

If to Assignee, to:

         Airspan Communications Limited
         Cambridge House
         Oxford Road
         Uxbridge
         Middlesex
         UB8 1UN
         United Kingdom
         Attention: Vice President and Controller
         Tel: (44) 1895-467120
         Fax: (44) 1895-467302

         Copy to:

         Airspan Networks, Inc.
         777 Yamato Road, Suite 105
         Boca Raton, FL 33431
         USA
         Attention:  Senior Vice President & CFO
         Tel: (561) 893-8670
         Fax: (561) 893-8671
                  or to such other address as any Assignee may designate from time to time in writing to the other Parties in accordance with this provision.



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If to Axtel, to:

         Axtel, S. A. de C. V.
         Boulevard Gustavo Diaz Ordaz Km. 3.33 L-1
         Colonia Unidad San Pedro
         San Pedro Garza Garcia, N. L.
         Mexico, C. P. 66215
         Tel:  (81) 8114-1175
         Fax: (81) 8114-1919 ext. 1175
         Attention:  Alberto de Villasante Herbert

Copy to: Legal Department or to such other address as Axtel may designate from time to time in writing to the other Parties in accordance with this provision.

Section 7. Waiver

No waiver of any provision nor consent to any exception to the terms of this Agreement will be effective unless in writing and signed by the Party to be bound thereby, and then only to the specific purpose, extent and instance so provided. The failure of any Party hereto to enforce any of the provisions of this Agreement, or the waiver thereof in any instance, shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall nevertheless be and remain in full force and effect.

Section 8. Entire Agreement; Amendments

This Agreement constitutes the entire and final agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties relating to the subject matter hereof, which are of no further force or effect. This Agreement may only be amended, modified or supplemented by an instrument in writing executed by authorized representatives of Assignor, Assignee and Axtel.

Section 9. Expenses

Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

Section 10. Successors and Assigns; No Third Party Beneficiaries

This Agreement is binding upon and will inure to the benefit of each Party and their respective affiliates, subsidiaries, permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person, including, but not limited to, Assignor's, Assignee's or Axtel's end users or customers or any governmental entity, any rights or remedies of any nature whatsoever.

Section 11. Counterparts; Facsimile Signatures

This Agreement and any amendment hereto may be executed in multiple counterparts in English. All counterparts shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Parties. Facsimile signatures shall be treated as original signatures for the purpose of enforcing this Agreement. The Parties agree to exchange original signature pages as soon as practicable following exchange of the facsimile signature pages (to the extent facsimile signatures are exchanged), but the original signatures are not required in order to enforce this Agreement.

Section 12. Severability

If any term, covenant or condition contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, it will be adjusted rather than voided, if possible, to achieve the intent of the Parties. All other provisions of this Agreement will be deemed valid and enforceable to the fullest extent permitted by law.

Section 13. Representation by Counsel; Interpretation

Assignor, Assignee and Axtel each acknowledge that it has been represented by counsel in connection with this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. The provisions of this Agreement will be interpreted in a reasonable manner to effect the intent of Assignor, Assignee and Axtel.

Section 14. Governing Law

The laws of the State of New York, United States of America govern this Agreement, exclusive of its conflict of laws provisions; and nothing in this Agreement affects any statutory rights of consumers that cannot be waived or limited by contract. The United Nations Convention on the International Sale of Goods shall not apply.



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IN WITNESS WHEREOF, each of the parties hereto has caused this ASSIGNMENT,
ASSUMPTION AND NOVATION AGREEMENT to be executed by its duly authorized officer.


Nortel Networks Limited,                      Airspan Communications Limited
as Assignor
                                                   as Assignee

By:   /S/ Arno Nadolny
      -------------------------------
      Name: Arno Nadolny
      Title: Attorney-in-Fact                 By:  /S/ David Brant
                                                   -----------------------------
                                                   Name:  David Brant
Nortel Networks UK Limited,                        Title:    Company Secretary
as Assignor
                                              Airspan Networks, Inc.
                                                   as Assignee
By:   /S/ Claudio Moffe
      -------------------------------
      Name: Claudio Moffe
      Title: General Counsel/Director
                                              By:  /S/ Peter Aronstam
                                                   -----------------------------
Nortel Networks de Mexico, S.A. de C.V.            Name:  Peter Aronstam
as Assignor                                        Title:  Senior Vice President


By:   /S/ Victor M. Cervantes
      -------------------------------
      Name: Victor M. Cervantes
      Title:

By:
      Name:
      Title


AXTEL, S.A. de C.V.,
     as Axtel



By:   /S/ Alberto de Villasante
      -------------------------------
      Name:  Alberto de Villasante
      Title: Legal Representative






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                                    Exhibit A

                                 Special Orders



PO # 4500052038 - NN Invoice # 0155129913 - R&R for 205 F5 RTUs - $26,650.00
This PO has been invoiced against Axtel by Nortel Networks (UK) Limited and should be paid by Axtel. Subject product has been partially returned; Nortel Networks is responsible for the remaining repair services for this order as described in the TASS Agreement.

PO # 4500052000 - Airspan Invoice # P1443 - R&R for Various Base Station Items - $97,199.00
This PO has been invoiced against Axtel by Airspan and should be paid to Airspan by Axtel. The obligation for R&R services is Nortel's for this order.



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                                    Exhibit B
                                Letters of Credit